LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com

Trio-Tech Reports Fiscal 2011 Results

    Van Nuys, CA -- September 26, 2011 -- Trio-Tech International (AMEX:TRT) today announced financial results for the fourth quarter and fiscal 2011.

Fiscal 2011 Results

    For the twelve months ended June 30, 2011, revenue decreased 3.8% to $35,535,000 for fiscal 2011 compared to $36,928,000 for fiscal 2010, primarily the result of lower sales of the Company's proprietary semiconductor test equipment products to a major customer, partially offset by higher testing, real estate and fabrication services revenue.  The net loss attributable to Trio Tech International common shareholders for fiscal 2011 was $688,000, or $0.21 per share.  This compares to a net loss of $373,000, or $0.12 per share, for fiscal 2010.

    Revenue from product sales decreased to $20,447,000 for fiscal 2011 compared to $23,493,000 for fiscal 2010.  Revenue from testing services increased to $13,126,000 for fiscal 2011 compared to $11,852,000 for fiscal 2010.  Revenue for the Company's oil and gas equipment fabrication venture increased to $900,000 for fiscal 2011 compared to $883,000 for fiscal 2010.  Revenue from the Company's real estate segment was $1,062,000 for fiscal 2011 compared to $700,000 for fiscal 2010.

    Gross margin for fiscal 2011 improved to 23.4% compared to 19.0% for fiscal 2010, reflecting a volume-driven increase in gross margin in the Company's testing segment of 36.5% for fiscal 2011 compared to 27.6% for fiscal 2010.  In addition, gross margin in the Company's fabrication services segment improved to negative 26.9% for fiscal 2011 compared to negative 89.7% for fiscal 2010.

    General and administrative expenses increased to $8,219,000 for fiscal 2011 compared to $6,379,000 for fiscal 2010.  This increase included an increase in non-cash stock option expense of $479,000 from fiscal 2011 compared to fiscal 2010, which was due to the issuance of stock options for employees and directors during fiscal 2011, an increase in payroll related expenses of $250,000 in fiscal 2011 due to restoration of paycuts in the Singapore operations, $275,000 of incremental general and administration expenses associated with the initiation of operations at the Company's new testing services operation in Tianjin, China in the third quarter of fiscal 2011, and an increase in general and administrative expenses of $273,000 versus fiscal 2010 in the Company's Malaysia operations due to higher volume.

    The loss from operations for fiscal 2011 was $586,000.  This compares to a loss from operations of $368,000 for fiscal 2010.

CEO Comments

    "During fiscal 2011 we laid the foundation for the next phase of Trio-Tech's growth, with investments to expand our core semiconductor test equipment and services businesses as well as our new business initiatives.  We increased production capacity at our Malaysia semiconductor testing facility and launched operations at our newest test services facility, in Tianjin, China.  At the same time, we won significant contracts in our Indonesia-based oil and gas equipment fabrication business, and moved forward in our property development program in China," said SW Yong, Trio-Tech's CEO.

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

    "While global business conditions remain unusually volatile and difficult to predict, we are encouraged as we enter the new fiscal year.  At June 30, 2011, backlog in the Company's oil and  gas equipment fabrication business was $1,935,000 compared to $9,000 a year earlier.  In July 2011, this business entered into contracts valued at a total of $2,900,000 for mobile offshore production units and living quarters for customers involved in offshore oil exploration in Southeast Asia.  Work under these contracts is expected to be completed in the second quarter of fiscal 2012.  Encouragingly, testing services backlog also increased, to $870,000 at June 30, 2011 compared to $618,000 at June 30, 2010.  With our increasingly diversified customer base, well-established customer relationships, and strong balance sheet, we believe the Company is on the right track to build value for our shareholders in the years ahead," Yong said.

Balance Sheet Highlights

    As of June 30, 2011, Trio-Tech reported cash and cash equivalents, restricted term deposits and short-term deposits of $6,872,000 ($2.07 per outstanding share).  During fiscal 2011, collections from trade and other receivables were approximately $41,334,000.  Balances under the Company's line of credit and accounts payable were reduced by approximately $1,199,000 and $6,094,000, respectively, during the year.  Working capital was $7,256,000 and shareholders' equity was $24,977,000 ($7.52 per outstanding share) at the end of fiscal 2011.  At June 30, 2010, cash and cash equivalents, restricted term deposits and short-term deposits were $8,205,000 ($2.54 per outstanding share), working capital was $8,665,000, and shareholders' equity was $23,075,000 ($7.15 per outstanding share).

Fourth Quarter Results

    For the three months ended June 30, 2011, revenue decreased to $7,128,000 compared to $12,874,000 for the fourth quarter of fiscal 2010, but reflected an increase from $5,829,000 for the third quarter of fiscal 2011.

    The net loss for the fourth quarter of fiscal 2011 was $904,000, or $0.27 per share, which included a loss from operations of $1,101,000.  This compares to net income for the fourth quarter of fiscal 2010 of $399,000, or $0.12 per diluted share, which included income from operations of $501,000.

    Revenue from product sales decreased to $3,103,000 for the fourth quarter of fiscal 2011 compared to $8,865,000 for the fourth quarter of fiscal 2010, but reflected an increase compared to $2,650,000 for the third quarter of fiscal 2011.  Revenue from testing services decreased to $3,467,000 for the fourth quarter of fiscal 2011 compared to $3,748,000 for the fourth quarter of fiscal 2010, but increased compared to $2,992,000 for the third quarter of fiscal 2011.  Revenue for the Company's oil and gas equipment fabrication venture increased to $504,000 for the fourth quarter of fiscal 2011 compared to $78,000 for the fourth quarter of fiscal 2010, and increased compared to $138,000 for the third quarter of fiscal 2011.  Revenue from the Company's real estate segment was $54,000 for the fourth quarter of fiscal 2011 compared to $183,000 for the fourth quarter of fiscal 2010 and increased compared to $49,000 for the third quarter of fiscal 2011.

    Gross margin for the fourth quarter of fiscal 2011 decreased to 18.0% compared to 21.7% for the fourth quarter of fiscal 2010, reflecting the mix of business.  General and administrative expenses increased to $2,088,000 for the fourth quarter of fiscal 2011 compared to $1,718,000 for the fourth quarter of fiscal 2010.

About Trio-Tech

    Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group pursuing aggressive interest in semiconductor test and manufacturing, oil and gas equipment fabrication, solar products and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, www.shi-international.com and www.ttsolar.com.

(more)

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue	2011	2010	2011	2010
Products	$3,103	$8,865	$20,447	$23,493
Testing Services	3,467	3,748	13,126	11,852
Fabrication Services	504	78	900	883
Others	54	183	1,062	700
	7,128	12,874	35,535	36,928
Cost of Sales
Cost of products sold	2,758	6,913	17,542	19,459
Cost of testing services rendered	2,516	2,861	8,339	8,579
Cost of fabrication services rendered	548	228	1,142	1,675
Others	26	80	193	197
	5,848	10,082	27,216	29,910

Gross Margin	1,280	2,792	8,319	7,018

Operating Expenses (Gains) :
General and administrative	2,088	1,718	8,219	6,379
Selling	147	125	511	535
Research and development	75	10	250	39
Impairment loss	72	438	72	438
(Gain) on disposal of property, plant and equipment	(1)	--	(147)	(5)
Total operating expenses	2,381	2,291	8,905	7,386

Income (Loss) from Operations	(1,101)	501	(586)	(368)

Other Income (Expenses)
Interest expenses	(70)	(47)	(243)	(170)
Other income, net	272	227	702	386
Total other income	202	180	459	216

Income (Loss) from Continuing Operations before Income Taxes	(899)	681	(127)	(152)
Income Tax (Expense)	--	(350)	(195)	(400)

Income (Loss) from Continuing Operations before Non-controlling interest, net of tax	(899)	331	(322)	(552)

Equity in loss of unconsolidated joint venture, net of tax	(2)	--	(9)	--

(Loss) from Discontinued operations, net of tax	(2)	(8)	(4)	(40)

NET INCOME (LOSS)	$(903)	$323	$(335)	$(592)

Less: Net Income (Loss) Attributable to the Non-controlling Interest	1	(76)	353	(219)
Net Income (Loss) Attributable to Trio-Tech International	(904)	399	(688)	(373)

Amounts Attributable to Trio-Tech International Common Shareholders:
Income (Loss) from Continuing Operations, net of tax	(902)	407	(684)	(333)
(Income) from Discontinued Operations, net of tax	(2)	(8)	(4)	(40)

Net Income (Loss) Attributable to Trio-Tech International Common Shareholders	(904)	399	(688)	(373)

Comprehensive Income (Loss) Attributable to Trio-Tech Common Shareholders:

Net Income (Loss)	$(903)	$323	$(335)	$(592)

Foreign currency translation, net of tax	78	61	1,448	734
Comprehensive Income (Loss)	(825)	384	1,113	142

Less: Comprehensive income (loss) attributable to non-controlling interest	(151)	(140)	160	(109)

Comprehensive Income (Loss) Attributable to Trio-Tech International	(674)	524	953	251

Earnings (Loss) per Share Attributable to Trio-Tech International:
From continuing operations - basic and diluted	$(0.27)	$0.12	$(0.21)	$(0.11)
From discontinued operations - basic and diluted	0.00	0.00	0.00	(0.01)

Net Income (Loss) Attributable to Trio-Tech International - basic and diluted	$(0.27)	$0.12	$(0.21)	$(0.12)

Weighted average common shares outstanding -- basic and diluted	3,308	3,227	3,288	3,227

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)
	June 30,	June 30,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$3,111	$3,244
Short-term deposits	199	2,714
Trade accounts receivable, net	6,812	12,142
Other receivables	309	778
Loan receivables from property development projects	1,083	--
Inventories, net	2,430	3,400
Investment in property development	--	887
Prepaid expenses and other current assets	348	296
Assets held for sale	137	--

Total current assets	14,429	23,461

INVESTMENT IN UNCONSOLIDATED JOINT VENTURE	764	--
INVESTMENT PROPERTY IN CHINA, Net	1,238	2,141
PROPERTY, PLANT AND EQUIPMENT, Net	14,951	12,695
OTHER ASSETS	1,412	1,180
RESTRICTED TERM DEPOSITS	3,562	2,247

TOTAL ASSETS	$36,356	$41,724

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Lines of credit	$1,333	$2,532
Accounts payable	1,874	7,968
Accrued expenses	3,179	3,419
Income taxes payable	492	342
Current portion of bank loans payable	147	478
Current portion of capital leases	148	57

Total current liabilities	7,173	14,796

BANK LOANS PAYABLE, net of current portion	2,768	2,566
CAPITAL LEASES, net of current portion	271	--
DEFERRED TAX LIABILITIES	677	718
OTHER NON-CURRENT LIABILITIES	490	569

TOTAL LIABILITIES	11,379	18,649

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized;
3,321,555 and 3,227,430 shares issued and outstanding,
at June 30, 2011, and June 30, 2010, respectively	10,531	10,365
Paid-in capital	2,227	1,597
Accumulated retained earnings	5,791	6,486
Accumulated other comprehensive gain-translation adjustments	3,459	1,818

Total Trio-Tech International shareholders' equity	22,008	20,266

NON-CONTROLLING INTEREST	2,969	2,809

TOTAL EQUITY	24,977	23,075

TOTAL LIABILITIES AND EQUITY	$36,356	$41,724